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                         INVESTMENT ADVISORY AGREEMENT


                  INVESTMENT ADVISORY AGREEMENT, dated February 23, 1999, between the DLJ Winthrop Opportunity Funds for one of its series, the DLJ Winthrop High Income Fund (individually, a "Fund" and collectively, the "Trust"), a Delaware business trust, and DLJ Investment Management Corp. (the "Adviser"), a Delaware corporation.

                  In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                  1.       In General

                  The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Trust with respect to the investment of the Trust's assets and to supervise and arrange the purchase of securities and other assets and the sale of securities and other assets held in the investment portfolio of the Trust in accordance with the Trust's objectives and policies.

                  2. Duties and obligations of the Adviser with respect to investments of assets of the Trust

                           (a)      Subject to the succeeding provisions of
this section and subject to the direction and control of the Trust's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Trust's assets in accordance with the Trust's objectives and policies and in connection therewith have complete discretion in purchasing and selling securities and all other assets for the Trust and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Trust, (ii) supervise continuously the investment program of the Trust and the composition of its investment portfolio, (iii) arrange, subject to the provisions of Section 3 hereof, for the purchase and sale of securities and all other assets held in the investment portfolio of the Trust, (iv) retain, from time to

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time, in its sole discretion, one or more sub-adviser(s) (each, a "Sub-Adviser")
that shall act as sub-adviser with respect to certain assets designated by the Adviser, in its sole discretion, to be managed by such Sub-Adviser in accordance with the terms and conditions set forth herein and to supervise each Sub-Adviser and (v) provide, from time to time, certain administrative services listed in
Section 8 herein to the Trust in accordance with the terms and conditions provided herein.

                           (b)      In the performance of its duties under
this Agreement, the Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940, as amended (the "Act"), and of any rules or regulations in force thereunder, (ii) any other applicable provision of law, (iii) the provisions of the Declaration of Trust and By-Laws of the Trust, as such documents are amended from time to time, (iv) the investment objective and policies of the Trust as set forth in its Registration Statement on Form N-1A and (v) any policies and determinations of the Board of Trustees of the Trust.

                           (c)      The Adviser shall bear all costs and
expenses of its officers, directors and employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or trustees fees of any officers or trustees of the Trust who are affiliated persons (as defined in the Act) of the Adviser except that the Board of Trustees of the Trust may approve reimbursement to the Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Trust and Fund operations (other than the provision of investment advice) of all personnel employed by the Adviser who devote substantial time to Trust operations.

                           (d)      The Adviser shall give the Trust the
benefit of its best judgment and effort in rendering services hereunder, but the Adviser shall not be liable for any act or omission or for any loss sustained by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross

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negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                           (e)      Nothing in this Agreement shall prevent
the Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                  3.       Portfolio Transactions and Brokerage

                  The Adviser is authorized, for the purchase and sale of the Trust's portfolio securities, to employ such securities brokers and dealers as may, in the judgment of the Adviser, implement the policy of the Trust to obtain the best net results taking into account such factors as price, including commission or dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Adviser is authorized to direct the execution of the Trust's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Adviser to be useful or valuable to the performance of its investment advisory functions for the Trust in accordance with the requirements of Section 28(e) of the Securities Exchange Act of 1934, as amended.

                  4. Agency Cross Transactions. From time to time, the Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients securities which the Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or

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the affiliated broker or dealer cannot participate in this type of transaction
(known as a cross transaction) on behalf of an advisory client and retain commissions from both parties to the transaction without the advisory client's consent. This is because in a situation where the Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Adviser or an affiliate is receiving commissions from one or both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Adviser's part regarding the advisory client. The Securities and Exchange Commission has adopted a rule under the Investment Advisers Act of 1940, as amended which permits the Adviser or its affiliates to participate on behalf of the Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Fund authorizes the Adviser or its affiliates to participate in agency cross transactions involving the Account. The Fund may revoke its consent at any time by written notice to the Adviser.




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                  5.       Compensation of the Adviser

                           (a)      With respect to the Fund, the Trust agrees
to pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, a fee computed and payable monthly in an amount equal to the aggregate of .70 of 1% of the Fund's average daily net asset value on an annualized basis with such amount reduced to .625 of 1% of the Fund's average daily net assets over $500 million until termination of the Trust pursuant to its Agreement and Declaration of Trust. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                           (b)      For purposes of this Agreement, the net
assets of the Trust shall be calculated pursuant to the procedures for calculating the net asset value of the Trust's shares adopted by resolutions of the Trustees of the Trust.

                  6.       Net Asset Value Calculation Errors

                           To the extent the Adviser provides inaccurate
information to the transfer agent or any other party that calculates the Fund's daily net asset value and such information results in an error in the calculation of the Fund's net asset value, the Adviser shall bear all costs and expenses in connection with such error.

                  7.       Indemnity

                           (a)      The Trust hereby agrees to indemnify the
Adviser and each of the Adviser's directors, officers, employees, agents (including any sub-advisers), associates and controlling persons and the partners, directors, officers, employees and agents thereof (including any individual who serves at the Adviser's request as director, officer, partner, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such Indemnitee in connection with the defense or


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disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee action was in the best interest of the Trust and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful, provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Trust and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Trust and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust.

                           (b)      The Trust shall make advance payments in
connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Trust unless it is subsequently determined that

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such Indemnitee is entitled to such indemnification and if the trustees of the
Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee's undertaking, (B) the Trust shall be insured against losses arising by reason of any lawful advances, or (C) a majority of a quorum consisting of trustees of the Trust who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                           (c)      All determinations with respect to
indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-party Trustees of the Trust, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

                           The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

                  8.       Duration and Termination

                  This Agreement shall become effective on the date it is approved by the shareholders of the Trust and shall continue in effect for a period of two years and thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Act.

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                  This Agreement may be terminated by the Adviser at any time without penalty upon giving the Trust sixty days written notice (which notice may be waived by the Trust) or may be terminated by the Trust at any time without penalty upon giving the Adviser sixty days notice (which notice may be waived by the Adviser), provided that such termination by the Trust shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a "majority" (as defined in the Act) of the voting securities of the Trust at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as assignment is defined in the Act).

                  9.       Administrative Services

                           (a)      The Adviser may, from time to time,
provide administrative services for the Trust and be reimbursed at cost with respect thereto, including the following: (i) maintaining the Fund's books and records, such as journals, ledger accounts and other records in accordance with applicable laws and regulations to the extent not maintained by the Fund's custodian, transfer agent and dividend disbursing agent, (ii) transmitting purchase and redemption orders for the Fund's shares to the extent not transmitted by the Fund's distributor or others who purchase and redeem shares,
(iii) initiating all money transfers to the Fund's custodian and from the Fund's custodian for the payment of the Fund's expenses, investments, dividends and share redemptions, (iv) reconciling account information and balances among the Fund's custodian, transfer agent, distributor, dividend disbursing agent and the Adviser, (v) providing the Fund, upon request, with such office space and facilities, utilities and office equipment as are adequate for the Fund's needs,
(vi) preparing, but not paying for, all reports by the Trust, on behalf of the Fund, to their shareholders and all reports and filings required to maintain the registration and qualification of the Fund's shares under federal and state law including periodic updating of the Trust's registration statement and Prospectus (including its Statement of Additional Information), (vii) supervising the calculation of the net asset value of the Fund's shares, (viii) preparing notices and agendas for meetings of the Fund's shareholders and the Trust's Board of

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Trustees as well as minutes of such meetings in all matters required by applicable law to be acted upon by the Board of Trustees and (ix) other services generally performed by administrators of funds.

                           (b)      In connection with such administrative
services described in paragraph (a) of this Section and in addition to the compensation described in Section 4 herein, the Adviser shall be reimbursed by the Trust for all costs and expenses (including out-of-pocket expenses) and the pro rata portion of the direct and indirect costs of personnel including, but not limited to, the salaries, bonuses, health insurance, retirement benefits and all similar employment costs of such persons for the time spent providing such administrative services.

                  10.      Notices

                  Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

                  11.      Governing Law

                  This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the Act.

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                  IN WITNESS WHEREOF, the parties hereto have caused the
foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.


                                    DLJ Winthrop OPPORTUNITY FUNDS
                                    DLJ Winthrop HIGH INCOME FUND


                                    By_________________________________
                                       Name:
                                       Title:


                                    DLJ INVESTMENT MANAGEMENT CORP.


                                    By________________________________________
                                       Name:
                                       Title:



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